UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 15, 2018

VITALITY BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53832	75-3268988
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1901 Avenue of the Stars, 2nd Floor
Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 231-7800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Increase in Size of the Board of Directors and Election of New Directors

Effective November 15, 2018, the Board of Directors (the “Board”) of Vitality Biopharma, Inc., a Nevada corporation (the “Company”), increased the size of the Board from three (3) to five (5) directors and appointed Edward Feighan and Michael Cavanaugh as directors to fill the vacancies on the Board created by the increase in the size of the Board, each to serve until the next annual meeting of the Company’s stockholders and thereafter until his respective successor has been duly elected and qualified, or until his earlier resignation or removal. The Board has determined that both Mr. Feighan and Mr. Cavanaugh are “independent” as contemplated by governing laws and applicable regulations, including Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Cavanaugh was appointed to the Audit Committee, the Compensation Committee and the Nomination and Corporate Governance Committee of the Board. Mr. Feighan was appointed as Chairman of the Board, replacing Dr. Avtar Dhillon, and to the Compensation Committee and the Nomination and Corporate Governance Committee of the Board. In connection with the appointments of Mr. Cavanaugh and Mr. Feighan, Dr. Anthony Maida, an existing member of the Board, was also appointed as the Chairman of the Audit Committee of the Board.

Mr. Feighan is currently the Chairman and CEO of Covius LLC, a privately-held firm providing a range of services to the mortgage securitization industry. Mr. Feighan has been an owner and Director of Continental Heritage Insurance Company, an early leader in the cannabis insurance market which provides surety bonds and other insurance solutions to the emerging cannabis markets, for more than twenty years. Previously, Mr. Feighan served as Chairman and CEO of ProCentury Insurance Corporation (NASDAQ: PROS) from its IPO in 2004 until the sale of the company to another public insurance group in 2008. In 1996, Mr. Feighan was the founding CEO of Century Business Services (NYSE: CBZ). Mr. Feighan held elective office in Cleveland, Ohio for twenty consecutive years from 1973 to 1993. After being elected to three terms in the Ohio House of Representatives from 1973 to 1979, Mr. Feighan served a four-year term as a Cuyahoga County Commissioner in the State of Ohio. Subsequently, Mr. Feighan served five terms as a Member of the United States House of Representatives from 1983 to 1993. During those ten years, Mr. Feighan served on the U.S. House Judiciary Committee and Foreign Affairs Committee. Mr. Feighan earned his law degree from Cleveland State University in 1978. The Board believes Mr. Feighan’s extensive operational and executive experience with growth companies pursuing business combination transactions, as well as his fundraising and regulatory insight and public service experience, will provide the Company a critical voice and perspective as the Company continues to develop its business and grow its operations.

Mr. Cavanaugh is currently the Chief Investment Officer of Tower 1, an investment firm focused on private and public investments in a variety of industries. Mr. Cavanaugh was Managing Director and Chief Financial Officer of Kaulig Companies, a single member family office with interests in private equity, real estate and wealth management, in 2018. From 2016 to 2018, Mr. Cavanaugh was a Managing Director of Conway MacKenzie, a national turnaround consulting firm, where he established and managed the firm’s Cleveland office and provided interim management and restructuring services to distressed and underperforming businesses. From 2006 to 2009 and 2011 to 2015, Mr. Cavanaugh was an executive with Resilience Capital Partners, a private equity firm focused on special situation control equity investments, where he served in several capacities, including Partner and member of the firm’s Investment Committee and as an officer and director of numerous portfolio companies. From 2005 to 2006, Mr. Cavanaugh was an Attorney with Kaye Scholer where he represented clients in mergers and acquisitions. From 1996 to 1999, Mr. Cavanaugh was an investment banker and special situation investor with Merrill Lynch. Mr. Cavanaugh received a B.A. from Columbia University in 1996, an M.B.A. from the University of Michigan Business School in 2003 and a J.D. from the University of Michigan Law School in 2003. Mr. Cavanaugh is an Attorney, Chartered Financial Analyst (CFA) Charterholder, Certified Public Accountant (CPA), Accredited in Business Valuation (ABV) and Certified Turnaround Professional (CTP). Mr. Cavanaugh currently serves on the board of the Cleveland Metropolitan Bar Foundation and previously served on the boards of Thermal Solutions Manufacturing from 2012 to 2015, Hynes Industries from 2014 to 2015, Aero Communications from 2012 to 2015, and North Coast Minerals from 2014 to 2015. The Board believes Mr. Cavanaugh’s extensive finance, legal and corporate governance experience and expertise will be valuable to the Company as it continues to develop its business and grow its operations.

There are no arrangements or understandings between Mr. Feighan or Mr. Cavanaugh and any other person pursuant to which they were elected as directors. In connection with the Company’s recent private offering pursuant to the Securities Purchase Agreement dated October 19, 2018, and in connection with the Share Exchange Agreement dated October 19, 2018, by and between the Company and shareholders of Summit Healthtech, Inc., a Nevada corporation now known as Vitality Healthtech, Inc., as disclosed in the Company’s current report on Form 8-K filed on October 23, 2018, Mr. Cavanaugh acquired an aggregate of 307,500 shares of the Company’s common stock, valued at $1.50 per share, for an aggregate value of $461,250. Pursuant to the Securities Purchase Agreement and Share Exchange Agreement, Mr. Feighan personally acquired an aggregate of 602,876 shares of the Company’s common stock, valued at $1.50 per share, for an aggregate value of $904,314 and an entity beneficially owned by Mr. Feighan acquired an aggregate of 217,624 shares of the Company’s common stock, valued at $1.50 per share, for an aggregate value of $326,436. Other than the transactions contemplated by the Securities Purchase Agreement and the Share Exchange Agreement, there are no transactions in which either Mr. Feighan or Mr. Cavanaugh has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”). Mr. Feighan and Mr. Cavanaugh will each receive compensation in the amount of $36,000 annually for their service as non-employee directors.

In connection with these appointments, the Company and each of Mr. Feighan and Mr. Cavanaugh will enter into the Company’s standard form of indemnification agreement attached hereto as Exhibit 10.1. Pursuant to the indemnification agreements, the Company may be required, among other things, to indemnify its directors for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by them in any action or proceeding arising out of their service as directors of the Company. The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
10.1	Form of Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITALITY BIOPHARMA, INC.

Dated: November 15, 2018	By:	/s/ Robert Brooke
	Name:	Robert Brooke
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Form of Indemnification Agreement.